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                                                                   EXHIBIT 10.12


                                VOTING AGREEMENT

       THIS VOTING AGREEMENT (this "AGREEMENT") is made as of the 9th day of August, 1999 (the "EFFECTIVE DATE"), by and among the undersigned holders of the Common Stock, par value $0.001 per share (the "COMMON STOCK"), of AirWeb Corporation, a Delaware corporation doing business as "OpenSky Corporation" (the "COMPANY"), set forth on Schedule A attached hereto (individually, a "FOUNDER," collectively, the "FOUNDERS"), 3Com Ventures, Inc. ("3COM") and Aether OpenSky Investments LLC ("AETHER") and any other purchaser of the Company's Series A Preferred Stock who executes this Agreement (any holder of voting stock who is a signatory to this Agreement is hereinafter referred to individually as a "VOTING PARTY" and collectively as the "VOTING PARTIES").

                                    RECITALS

       A. 3Com and Aether wish to acquire 10,000,000 and 10,000,000 shares (after exercise of a warrant issued to Aether on the date hereof), respectively, of the Series A Preferred Stock, par value $0.001 per share (together with any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, the "SERIES A PREFERRED STOCK"), of the Company.

       B. The Company, 3Com and Aether have entered into that certain Series A Preferred Stock Purchase Agreement dated as of the Effective Date (the "PURCHASE AGREEMENT").

       C. Each Founder currently owns that number of shares of the Common Stock, as set forth next to his or her respective name on Schedule A.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

       1. Board of Directors. From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each of the Voting Parties shall vote, or cause the vote of, all shares of Common Stock, Series A Preferred Stock and other voting securities of the Company over which such Voting Party has voting control, and will take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise) in order to ensure that the size of the Board of Directors (the "BOARD") shall be no more than five (5) and to cause the election to the Board of:

              (a) One (1) representative designated by 3Com, who initially shall be Janice Roberts;

              (b) One (1) representative designated by Aether, who initially shall be David Oros; and


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              (c)    One (1) representatives designated by the holders of
Common Stock, as a class, who initially shall be Patrick McVeigh.

       2. Vacancies. In the event that any representative designated as provided in Section 1 above for any reason ceases to serve as a member of the Board during his or her term of office, the parties hereto shall cause the resulting vacancy to be filled by a representative designated as provided in
Section 1 by the respective person or persons or entity who designated the vacating representative. Each of the Voting Parties shall attend, and vote its shares of the voting stock of the Company in accordance with this Agreement at, each annual meeting of the stockholders of the Company and each special meeting of the stockholders of the Company involving the election of directors of the Company.

       3. Application of Agreement to After-Acquired-Shares. All of the provisions of Section 1 shall apply to all voting securities held by the Voting Parties, whether issued before or after the Closing Date, and all securities issued as a replacement for the shares or with respect to the shares as a result of any stock dividend, stock split or other similar event.

       4. Nontransferability. Each party hereby agrees that the obligations and covenants contained herein are unique to the original parties hereto and that no party may donate, transfer, sale, assign, pledge, hypothecate or otherwise dispose (other than to an agent, wholly-owned subsidiary or other person or entity that such party controls either directly or indirectly), any of its rights and obligations under this Agreement without the prior written consent of the Voting Parties holding at least a majority-in-interest of the aggregate voting securities collectively held by all Voting Parties, assuming full conversion of the Series A Preferred Stock. Any transfer not effected in accordance with this Section 6 shall be null and void.

       5. No Heightened Duties. Each party hereby acknowledges and agrees that no fiduciary duty, duty of care, duty of loyalty or other heightened duty shall be created or imposed upon any party to any other party, the Company or other stockholder of the Company, by reason of this Agreement and/or any right or obligation hereunder.

       6. Amendments; Waivers. Any term hereof may be amended or waived only by the written consent of (i) each of (a) the Voting Parties as a group holding at least a majority-in-interest of the aggregate voting securities collectively held by all Voting Parties (or their respective successors and assigns), assuming full conversion of the Series A Preferred Stock and, (b) 3Com and (c) Aether, and (ii) with respect to any amendment or waiver that affects the rights of the Founders, then such amendment or waiver must also be approved by a majority-in-interest of the Founders. Any amendment or waiver not effected in accordance with this Section 8 shall be null and void and non-binding upon the Voting Parties and their respective successors and assigns. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of such party or any other party hereto with respect to any subsequent breach.

       7. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed delivered on the date of delivery, when delivered personally or by overnight courier or sent by telegram or confirmed fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, to the following addresses:


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(i) if to 3Com: 3Com Ventures, Inc., 5400 Bayfront Plaza, Santa Clara, CA
95052, Attn: Janice Roberts; (ii) if to Aether: Aether OpenSky Investments LLC, 11460 Cronridge Drive, Owing Mills, MD 21117, Attn: David Oros; (iii) if to a Founder, at the address below such Founder's name on Exhibit A attached hereto,
(iii) if to such other Voting Parties signatory to this Agreement, at the addresses set forth on such parties signature page, or (iv) at such other address as such Voting Parties shall have furnished to the Company in writing.

       8. Severability. If one or more provisions of or obligations under this Agreement are held to be invalid, illegal, or unenforceable under applicable law, then such provision or obligation shall be excluded from this Agreement, and the remaining provisions of and obligations under this Agreement shall be enforceable in full in accordance with their terms.

       9. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

       10. Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement.

       11. Successors and Assigns. Subject to Section 6 above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       12. Specific Performance. The parties hereby acknowledge that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assignees by reason of a party's failure to perform its obligations under this Agreement and therefore agree that, in addition to and without limiting any remedies available at law, each of the parties hereto shall have full equitable remedies available to such party.

       13. Termination. This Agreement shall terminate and the obligations of the Voting Parties to vote their respective shares of voting securities shall cease upon the earlier to occur of:

              (a) the closing of the Company's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, the aggregate proceeds of which are not less than $15,000,000;

              (b) the closing of (i) a merger or consolidation of the Company with or into any other corporation (other than a wholly-owned subsidiary corporation), (ii) the sale of all or substantially all the assets or business of the Company, or (iii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power is disposed of; or

              (c) written consent of (i) each of (a) the Voting Parties as a group holding at least a majority-in-interest of the aggregate voting securities collectively held by all Voting

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Parties (or their respective successors and assigns), assuming full conversion of the Series A Preferred Stock and, (b) 3Com and (c) Aether, and (ii) with respect to any amendment or waiver that affects the rights of the Founders, then such amendment or waiver must also be approved by a majority-in-interest of the Founders.

       14. Additional Parties. The parties hereto agree that additional purchasers of the Company's Series A Preferred Stock may, subject only to section 2.3 of that certain Series A Preferred Stock Purchase Agreement between the Company, 3Com and Aether, be added as parties to this Agreement with respect to any or all securities of the Company held by them, and shall thereupon be deemed for all purposes a "Voting Party" hereunder. Any such additional party shall execute a counterpart of this Agreement, and upon execution by such additional party and by the Company, shall be considered a Voting Party for purposes of this Agreement.

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       IN WITNESS WHEREOF, the Voting Parties have entered into this Agreement as of the Effective Date.


FOUNDERS:

/s/ Pat McVeigh
--------------------------------------
Patrick McVeigh

/s/ Barak Berkowitz
--------------------------------------
Barak Berkowitz

/s/ Michael Dolbec
--------------------------------------
Michael Dolbec

/s/ Andy Simms
--------------------------------------
Andy Simms



                       SIGNATURE PAGE TO VOTING AGREEMENT

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       IN WITNESS WHEREOF, the Voting Parties have entered into this Agreement as of the Effective Date.

3COM VENTURES, INC.


By:  /s/ Janice M. Roberts
    ------------------------------------
       Name:  Janice M. Roberts
       Title:  President

Address:       5400 Bayfront Plaza
               Santa Clara, CA 95052

                       SIGNATURE PAGE TO VOTING AGREEMENT


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        IN WITNESS WHEREOF, the Voting Parties have entered into this Agreement as of the Effective Date.

AETHER OPENSKY INVESTMENTS LLC

By:  Aether Technologies International, L.L.C.,
     Its Sole Member

By: /s/ David S. Oros
    ----------------------------------
      Name: David S. Oros
      Title: Member

Address:       11460 Cronridge Drive
               Owing Mills, MD 21117




                       SIGNATURE PAGE TO VOTING AGREEMENT


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       IN WITNESS WHEREOF, the Voting Parties have entered into this Agreement as of the Effective Date.

WS INVESTMENT COMPANY 99B

By:
    -------------------------------------
     Name:
     Title:




                       SIGNATURE PAGE TO VOTING AGREEMENT